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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-6477, 333-22063, 333-25457 and 333-67731 on Form S-3 and No. 333-29447 on
Form S-8 of Globalstar Telecommunications Limited of our reports dated February 16, 1999, on the financial statements of Globalstar Telecommunications Limited and the consolidated financial statements of Globalstar, L.P. appearing in this Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 1998.

Deloitte & Touche LLP

San Jose, California
March 30, 1999